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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OF 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 11, 2002

                                  ABC-NACO Inc.
                             (Debtor-In-Possession)
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                    0-22906                     36-3498749
-----------------     ---------------------------       --------------------
(Jurisdiction of        (Commission File Number)           (IRS Employer
incorporation)                                           Identification No.)

                                  ABC-NACO Inc.
                           335 EISENHOWER LANE SOUTH,
                             LOMBARD, ILLINOIS 60148
             -------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (630) 792-2010


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Item 2.  Acquisition or Disposition of Assets

On January 11, 2002, ABC-NACO Inc. (the "Company") and TCF Railco Acquisition LLC ("TCF") (formerly TCF Railco Acquisition Corporation) amended the Asset Purchase Agreement they had entered into on December 5, 2001. A copy of the Asset Purchase Agreement dated December 5, 2001 and a copy of the Amendment to the Asset Purchase Agreement dated January 11, 2002 are available on the United States Bankruptcy Court for the Northern District of Illinois's (the "Bankruptcy Court") website at www.ilnb.uscourts.gov.

On January 14, 2002, the Company completed the sale of substantially all of its operating assets to TCF for $65 million in cash, plus approximately $1,600,000.00 in cash to cover certain administrative expenses or liabilities subsequent to the sale. On January 11, 2002, a hearing was held in the Bankruptcy Court at which time the terms of the amended asset purchase agreement were approved.

The sale includes the purchase of substantially all of the U.S. operating assets of the Company and the stock of the Company's operations in Europe and China. The sale excludes the purchase of the stock of the Company's Rail Products subsidiaries in Canada and Mexico, but permits TCF to compromise the full value of such stock under certain circumstances.

On January 15, 2002, the Company issued a press release relating to the completion of the sale with TCF.


Item 5.   Other Events

On January 14, 2002, all of the directors and officers of ABC-NACO Inc. (the "Company"), with the exception of one, resigned.

On January 16, 2002, the Company filed its Summary of Cash Receipts and Cash Disbursements with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"). The Summary of Cash Receipts and Cash Disbursements for the month ending December 31, 2001 is available on the Bankruptcy Court's website at www.ilnb.uscourts.gov. All subsequent Summary of Cash Receipts and Cash Disbursements filed with the Bankruptcy Court will also be available on the Bankruptcy Court's website at www.ilnb.uscourts.gov.

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THE SUMMARY OF CASH RECEIPTS AND CASH DISBURSEMENTS FOR THE MONTH ENDING
DECEMBER 31, 2001 CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

On January 24, 2002, the Company filed a Form 15, Certificate and Notice of Termination of Registration ("Form 15"). The Company's securities are held by less than 300 record holders. Pursuant to Rule 12g-4 under the Securities and Exchange Act of 1934 (the "Act"), the Company's duty to file any reports under
Section 13(a) of the Act is suspended immediately upon the filing of the Form
15.



Item 7.     Financial Statements and Exhibits.

       (c)  Exhibits

            None


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ABC-NACO Inc.

                                       By:    /s/ Richard A. Drexler
                                              ------------------------------
                                       Name:  Richard A. Drexler
                                       Title: Chief Executive Officer


Dated: January 24, 2002



Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, may be deemed to be forward-looking statements that are subject to change based on various factors which may be beyond the control of ABC-NACO Inc. Accordingly, actual results could differ materially from those expressed or implied in any such forward-looking statement. Factors that could affect actual results are described more fully in the Company's Amended Annual Report on Form 10-K for the year ended December 31, 2000, under the caption "Cautionary Statement Concerning Forward Looking Statements," and other risks described from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.